                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES DISTRICT COURT
                           NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

HOWARD LONGMAN, On Behalf               (
Of Himself And All Others               (
Similarly Situated,                     (
                                        (
                 Plaintiff,             (   CIVIL ACTION NO.
                                        (
       - against -                      (   3-97CV3102-P
                                        (
PHYSICIANS RESOURCE GROUP, INC.         (
and EMMETT E. MOORE.                    (   JURY TRIAL DEMANDED
                                        (
                 Defendants.            (


                            COMPLAINT - CLASS ACTION

         Plaintiff, individually and on behalf of all others similarly situated, by his attorneys, alleges the following upon information and belief (except for those allegations which pertain to the individual plaintiff and his attorneys, which allegations are based on personal knowledge). Plaintiff's information and belief is based, inter alia, on the investigation conducted by his attorneys, including, among other things, a review of the public filings of Physicians Resource Group, Inc. ("PRG" or the "Company") with the Securities and Exchange Commission ("SEC"), news articles and press releases pertaining to the Company, and other publicly available information.


                                                                          PAGE 1


                                                           US DISTRICT COURT
                                                      NORTHERN DISTRICT OF TEXAS
                                                                 FILED
                                                             DEC 18, 1997
                                                         NANCY DOHERTY, CLERK
                                                      By /s/ TSS
                                                         -----------------------
                                                                Deputy
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                             JURISDICTION AND VENUE

         1. This Court has jurisdiction of this action under Section 27 of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. Section 78aa, and 28 U.S.C. Section 1331.

         2. The claims herein arise under Section 10(b) of the Exchange Act, as amended, 15 U.S.C. Section 78j(b), and Rule 10b-5 promulgated thereunder by the SEC, 17 C.F.R. Section 240.10b-5.

         3. Venue is proper in this District because PRG maintains offices within this District, Mr. Moore lives in this District and the acts giving rise to the violations of law complained of in this complaint occurred in this District.

         4. In connection with the conduct complained of herein, the defendants, directly or indirectly, used means and instrumentalities of interstate commerce, including the mails and interstate telephone communications and the facilities of the New York Stock Exchange, a national securities exchange.

                              NATURE OF THE ACTION

         5. This is a securities class action on behalf of all persons, other than defendants and affiliated persons as described below (the "Class"), who purchased the common stock of PRG between June 17, 1997 and November 19, 1997, inclusive (the "Class Period").

         6. PRG is a single-specialty provider of management services to ophthalmic and optometry practices (the "Practices"). As of March 21, 1997, PRG provided management services to 151 practices with 414 ophthalmologists and 223 optometrists at 357 locations in 25 states.

COMPLAINT-CLASS ACTION                                                       E-2
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         7.      This action arises out of a scheme by defendants to
misrepresent and conceal the adverse truth as to the success and financial condition of PRG and thereby inflate artificially the price of PRG common stock. Defendants concealed and failed to disclose until the end of the class period, the fact that PRG would have to take substantial material charges and/or writedowns in connection with practices acquired from EquiMed, Inc. ("EquiMed"). Defendants concealed and failed to disclose these and other related material facts even though they knew, no later than the beginning of the class period, (i) the underlying facts which would necessitate such charges and/or writedowns; (ii) that the value of the practices that PRG had acquired from EquiMed were materially overstated on PRG's financial statements, causing PRG's financial statements as a whole to be materially overstated and necessitating huge charges and writedowns (no less than $27.8 million) and
(iii) that PRG's stated accounting policies and GAAP required such charges and writedowns immediately, and in no event later than June 30, 1997. Because defendants had chosen to speak on the issue of the EquiMed acquisitions and their future effect on PRG's financial performance and PRG's claims against EquiMed, they were under a continuing duty throughout the class period to disclose immediately all relevant facts, including those mentioned above and elsewhere in this Complaint. Throughout the class period, Defendants had actual knowledge of the negative, underlying material facts indicating that the value of the EquiMed practices was materially overstated on PRG's books and would have to be written down, but consciously failed to disclose same and, in the case of the June 30, 1997 financial statements, continued to affirmatively and knowingly overstate materially the value of the company's assets and its financial condition. Thus, defendants acted with scienter. They were motivated to do so in part to enable the Company to market itself to third parties as a lucrative

COMPLAINT-CLASS ACTION                                                    PAGE 3
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acquisition candidate and enrich themselves and their principals, thus providing further evidence of scienter.

         8. Prior to the beginning of the Class Period, and continuing throughout the Class Period, PRG adopted a strategy of growth through acquisition of practices. By using this strategy, PRG was able to give the appearance that it was a rapidly growing company that would be a lucrative acquisition candidate to an outside party. Defendants knew that they could not continue their growth through acquisition strategy for much longer and the only way for them to reap substantial monetary benefits would be if PRG were acquired by an outside party.

         9. In order to continue to give the market the appearance that it was a rapidly growing company, PRG acquired the eye care division practices of EquiMed in November of 1996. This acquisition was one of the largest that PRG had ever undertaken and PRG represented to the market that the acquisition would have substantial accretive effects on PRG's revenues and earnings.

         10. After acquiring these practices from EquiMed, but prior to the beginning of the class period, PRG discovered that the practices it had purchased were worth substantially less than what EquiMed had represented them to be, that many of the practices purchased from EquiMed would have to be closed, that as a result substantial charges and/or writedowns would be necessary and that the problem was of such a magnitude as to warrant ceasing payments to EquiMed.

         11. Faced with the realization that if the market were to discover that the EquiMed acquisition was not going to be substantially accretive to PRG's revenues and earnings and that PRG would be required to take material charges to and writedown, the value of the


COMPLAINT-CLASS ACTION                                                    PAGE 4
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EquiMed practices, defendants engaged in a scheme whereby they would keep the market from learning the true financial condition of PRG and the value of the EquiMed practices. Defendants knew that if the market were to learn that the value of the EquiMed practices were substantially less than what PRG had represented in November of 1996 and thereafter, PRG's stock price would fall and it would no longer be considered a rapidly growing company and its viability as a potential acquisition candidate would end. Any such revelation would have been in direct conflict with defendants' public announcement during the class period (September 4, 1997) to the effect that PRG had engaged investment bankers to study a possible sale of the Company. Indeed, Defendants' announcement to that effect was itself actionable fraud in light of defendants' knowledge that the charges and writedowns in question should have been, or at the least soon would have to be, taken.

         12. No later than June 17, 1997, defendants knew that PRG would have to take substantial writedowns to the value of many of the practices it had purchased from EquiMed. But rather than disclosing that PRG would have to take charges related to the EquiMed acquisition, defendants in effect disclosed little more than the fact that PRG and EquiMed were involved in an arbitration.

         13. In furtherance of defendants' scheme to defraud investors, defendants were successful in preventing the market from learning, until November 19, 1997, the true extent of the charges that PRG would have to take in connection with its EquiMed acquisition. On November 13, 1997 PRG reported for the first time that it would record charges in the third quarter, but neither the amount nor the order of magnitude of the charges was disclosed. It was not until November 19, 1997 that defendants finally revealed the amount of the charges that would be



COMPLAINT-CLASS ACTION                                                    PAGE 5
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taken. Such charges should have been taken no later than June 30, 1997, and the necessity for same should have been disclosed no later than June 17, 1997. Defendants knew that the effect of disclosure of the charges would be that the market would no longer consider PRG to be a viable acquisition candidate. This is evidenced by the fact that also on November 19, 1997, PRG disclosed that it was no longer pursuing a sale of the Company. The knowledge that disclosure of the writedown, or even the likely need for a writedown, would kill any chance of a sale of the company, motivated Defendants to conceal the adverse facts referred to herein. By the time the market was able to piece together the full story from these disclosures, PRG shares had tumbled 30%.

                                  THE PARTIES

         14. Plaintiff Howard Longman purchased 1,000 shares of PRG common stock on September 9, 1997, at a price of $10 1/2 per share and was damaged thereby.

         15. PRG is a Delaware corporation with its principal offices located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1540, Dallas, Texas 75240. PRG, which began operations and had its initial public offering in 1995, is a single-specialty provider of management services to ophthalmic and optometric practices (the "Practices"). As of March 21, 1997, PRG provided management services to 151 practices with 414 ophthalmologists and 223 optometrists at 357 locations in 25 states.

         16. Defendant Emmett Moore ("Moore" or the "individual defendant") was Chairman of the Board and Chief Executive Officer of PRG from September 17, 1995, and a director from April 20, 1995, until his termination without cause which was announced on or



COMPLAINT-CLASS ACTION                                                    PAGE 6
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about November 19, 1997. On or about February 21, 1997, defendant Moore entered into a three year employment agreement with PRG whereby he would receive a salary of $315,000 per annum in addition to a bonus of $50,000 and a grant of 100,000 stock options for the purchase of PRG stock. As of the end of fiscal year 1996, defendant Moore had approximately 700,000 stock options for the purchase of PRG stock. According to the Company's proxy statement for 1997, defendant Moore owned 390,000 shares of PRG stock.

                            CLASS ACTION ALLEGATIONS

         17. Plaintiff brings this action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(3) on behalf of a class (the "Class") of all persons who purchased PRG common stock between June 17, 1997 and November 19, 1997, inclusive (the "Class Period"), and who were damaged thereby. Excluded from the Class are the defendants herein, any subsidiaries or affiliates of PRG, members of the defendants' immediate families, the officers and directors of PRG during the Class Period, and each of their heirs, successors and assigns.

         18. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of Class members is unknown to plaintiff at the present time and can only be ascertained from books and records maintained by PRG and/or its agent(s), plaintiff believes that there are, at a minimum, hundreds, if not thousands, of members of the Class located throughout the United States, including Texas. As of March 21, 1997, there were 30,146,748 shares of PRG common stock outstanding. Throughout the Class Period, PRG's common stock was actively traded on the New York Stock Exchange.



COMPLAINT-CLASS ACTION                                                    PAGE 7

         19. Plaintiff Will fairly and adequately represent and protect the interests of the members of the Class. Plaintiff has retained competent counsel experienced in class and securities litigation and intends to prosecute this action vigorously. Plaintiff is a member of the Class and does not have interests antagonistic to, or in conflict with, the other members of the Class.

         20. Plaintiff's claims are typical of the claims of the members of the Class. Plaintiff and all members of the Class acquired PRG common stock during the Class Period at artificially inflated prices and have sustained damages arising out of the same wrongful course of conduct.

         21. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

         (a) Whether the federal securities laws were violated by defendants' acts and omissions as alleged herein;

         (b) Whether defendants participated in and pursued the common course of conduct and fraudulent scheme complained of herein;

         (c) Whether the documents, reports, financial statements, filings, releases and statements disseminated to the investing public, including purchasers of PRG common stock during the Class Period, omitted and/or misrepresented material facts about the business, performance, and financial condition of PRG;


         (d) Whether defendants acted knowingly and/or recklessly in omitting to state and/or misrepresenting material facts;


COMPLAINT-CLASS ACTION                                                    PAGE 8
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         (e) Whether the market price of PRG's common stock during the Class
Period was artificially inflated due to the nondisclosures and/or misrepresentations complained of herein; and

         (f) Whether plaintiff and the other members of the Class have sustained damages and, if so, the appropriate measure thereof.

         22. A class action is superior to other available methods for the fair and efficient adjudication of this controversy since, among other things, joinder of all members of the Class is impracticable. Furthermore, as the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it virtually impossible for many Class members individually to seek redress for the wrongful conduct alleged. Plaintiff does not foresee any difficulty in the management of this litigation that would preclude its maintenance as a class action.

         23. The names and addresses of the record owners of the shares of PRG's common stock acquired during the Class Period are available from PRG and/or its transfer agent(s). Notice can be provided to purchasers of PRG's common stock by a combination of published notice and first class mail using techniques and forms of notice similar to those customarily used in class actions arising under the federal securities laws.

         24. Plaintiff will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine in that, among other things:

         (a) defendants made public misrepresentations or failed to disclose material facts during the Class Period;

         (b)     the omissions and misrepresentations were material;


COMPLAINT-CLASS ACTION                                                    PAGE 9
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         (c)     the common stock of the Company traded in an open, active and efficient market;

         (d) the misrepresentations, as well as the omissions, alleged would tend to induce a reasonable investor to misjudge the value of the Company's common stock; and

         (e) plaintiff and the other members of the Class acquired PRG's common stock between the time defendants failed to disclose or misrepresented material facts and the time the true facts were disclosed, without knowledge of the omitted and/or misrepresented facts.

         25. Based upon the foregoing, plaintiff and the other members of the Class are entitled to a presumption of reliance upon the integrity of the market for, at least, the purpose of class certification, as well as for ultimate proof of the claims on their merits. Plaintiff will also rely, in part, upon the presumption of reliance established by the omission of material facts.

                 FACTUAL BACKGROUND AND SUBSTANTIVE ALLEGATIONS

PRG HAS GROWN ALMOST EXCLUSIVELY THROUGH
ACQUISITIONS, INCLUDING THE EQUIMED ACQUISITION

         26. In or about the beginning of 1995, PRG adopted a strategy of growth through acquisition of physician practices. For example, during 1996, the Company made a substantial number of acquisitions. These acquisitions included both the assets of individual practices as well as several large physician practice management companies. Through these acquisitions PRG was able to give the appearance of a rapidly growing company with robust revenues and earnings. Investors were led to believe that PRG would continue to grow through acquisitions. Defendants' motive for engaging in their growth through acquisition strategy was,


COMPLAINT-CLASS ACTION                                                   PAGE 10
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inter alia, to use PRG's rapid growth to make the Company appear to be an attractive acquisition candidate. If PRG were acquired, defendant Moore would reap substantial monetary benefits because of his ownership of PRG common stock and stock options.

         27. Consistent with this strategy, on October 7, 1996, PRG announced to the public that it had signed definitive agreements to acquire its two largest competitors, the eye care division of EquiMed, a publicly held multi-specialty physician practice management company and American Ophthalmic Incorporated ("AOI"), a privately held physician management practice company devoted solely to eye care. In making the announcement of the acquisitions, defendants touted what these acquisitions would mean to PRG's future results. PRG said that:

         "Physicians Resource Group's annual revenue run rate will increase to approximately, with these acquisitions, $378 million, from a pre-acquisition rate of $248 million. In addition, with the acquisitions, PRG will provide management services to 136 practices, and will have 586 professionals and 44 ambulatory surgery centers, making it the nation's largest single-specialty physician practice management company.

         "These acquisitions are strategically, geographically and financially very important to the future of PRG," said Emmett E. Moore, Physicians Resource Group chairman, president and CEO. "American Ophthalmic makes us the market leader in Central and South Florida, fills out the Central Texas corridor in Austin and San Antonio to complement PRG's strength in Houston and Dallas, bolsters our strong positions in Las Vegas and Southern California and offers us market entries in Alabama and North Carolina. EquiMed brings us significant new entries into Louisiana and New York and their practices in Northern California, Ohio, Pennsylvania, Illinois and Iowa complement PRG's existing practices in and around these markets. Both of these acquisitions bring us significant operational infrastructure and will enhance PRG's competitive position."

These specific, positive statements, among perhaps other of defendants' statements, gave rise to an affirmative duty to disclose promptly any subsequent negative or contradictory information, and a duty to correct if, as and when the prior statement becomes misleading or inaccurate.


COMPLAINT-CLASS ACTION                                                   PAGE 11
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         28.     On November 14, 1996, according to PR Newswire, PRG reported its results for the quarter ending September 30, 1996. In reporting its results, PRG also announced the closing of its EquiMed acquisition along with some of the essential terms of the purchase agreement:

         PRG also announced the closing, on November 5, 1996, of the acquisition of the eye care division of EquiMed, Inc (Nasdaq: EQMD). The purchase price for the acquisition, which was originally announced by PRG on October 7, 1996, was approximately $54 million and was paid in cash. The purchase price may be increased if EquiMed delivers additional acquisitions to PRG by the end of the first quarter of 1997.

         29. In the November 14, 1996, PR Newswire release, defendant Moore discussed PRG's growth through acquisition strategy:

         This past quarter was a very significant one for PRG. We made 17 acquisitions and met competitive pressures head-on with the acquisition of Cincinnati Eye Institute, Houston Eye Associates and a number of practices in the Tampa, Florida area. We benefitted greatly from pooling certain of these transactions. After quarter end, we
                                                     ---------------------
         announced the acquisition of our two biggest competitors, American
         ------------------------------------------------------------------
         Ophthalmic Inc. (AOI) and the eye care division of EquiMed. These
         ------------------------------------------------------------------
         acquisitions are strategically, geographically and financially
         ------------------------------------------------------------------
         important to PRG's future. Our management team has been and will
         --------------------------
         continue to be focused on closing these acquisitions and integrating their operations over the next few months. We believe that even though these efforts will cause a delay in the execution of acquisitions otherwise anticipated in the fourth quarter, the Company will be better positioned for the future. (Emphasis added).

         30. On January 9, 1997, PRG announced that it had completed the acquisition of the assets of eight (8) separate eye care practices since the beginning of December 1997.

         31. In or about March, 1997, PRG filed its Form 10-K Annual Report to Shareholders for the year ending December 31, 1996. In the section entitled "DEVELOPMENT AND OPERATIONS" "Acquisition Criteria," defendants discussed PRG's growth through acquisition strategy:



COMPLAINT-CLASS ACTION                                                   PAGE 12
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         PRG's acquisition strategy is directed at acquiring the assets of, and providing management services to, ophthalmic and optometric practices that are financially and operationally strong and either strategically complement other Practices or represent an entrance into new markets. Acquisition candidates must demonstrate potential for revenue growth or continued profitability. PRG also evaluates qualitative issues such as the medical professionals' training licensure and experience, the medical professionals' reputations in the local and national marketplace, Medicare and Medicaid compliance, billing practices and operating history

LITIGATION WITH EQUIMED OVER THE
NOVEMBER 1996 PURCHASES OF EQUIMED'S PRACTICES

         32. At no time after the acquisition of the eye care division of EquiMed and before November 13, 1997, did PRG ever disclose that it would have to take charges because it believed that EquiMed had overstated the value of the practices EquiMed had sold to PRG. It was not until November 19, 1997, that defendants disclosed the amount of the charges.

         33. On May 21, 1997 EquiMed announced via PR Newswire that: "it has filed a claim before the American Arbitration Association in Philadelphia, Pennsylvania to enforce certain terms of its October 1996 Asset Purchase Agreement ("Agreement") with Physicians Resource Group, Inc. (NYSE: PRG) and PRG Georgia, Inc. (Collectively "PRG") and to recover EquiMed's claim for damages in excess of $30,000,000 for breach of the Agreement and related conduct." The release stated further:

         Pursuant to the Agreement, in November 1996 EquiMed sold substantially all of the assets of its Ophthalmology Division to PRG for $54,000,000 in cash, plus assumption of approximately $14.5 million in debt. In addition to the consideration received in November 1996, EquiMed agreed to assist PRG in the acquisition of third party ophthalmology practices from November 1996 through April 1997. EquiMed was entitled to receive payment from PRG on May 15, 1997 representing the fees earned on the third party ophthalmology practice acquisitions. PRG
                                                                        ---
         failed to make the May 15, 1997 payment and advised EquiMed that it
         -------------------------------------------------------------------
         does not intend to do so. Based on the acquisitions consummated for
         -------------------------
         which EquiMed is entitled to compensation in accordance with the Agreement, as well as those that EquiMed believes also should have been consummated for which EquiMed is



COMPLAINT-CLASS ACTION                                                   PAGE 13
         entitled to compensation in accordance with the Agreement, EquiMed estimates the amount due on May 15 from PRG to be in excess of $30,000,000. EquiMed also seeks unspecified damages related to PRG's refusal to provide EquiMed's auditors with access to financial records of the Ophthalmology Division, which has caused delays in the completion of EquiMed's annual audit and securities filings. (Emphasis added).

         34.     On June 17, 1997, PRG first announced, via PR Newswire, that
                                                            ------------
it had asserted in the arbitration counterclaims against EquiMed in connection with PRG's purchase of practices from EquiMed:

         [PRG] has filed counterclaims against EquiMed.... in the action between
         PRG and EquiMed pending before the American Arbitration Association in Philadelphia, Pennsylvania. In the action, EquiMed asserted claims against PRG seeking damages in excess of thirty million dollars ($30,000,000) and other claims seeking unspecified damages. PRG has denied EquiMed's claims and intends to vigorously defend itself against those claims. PRG's counterclaims include, among others, breach of
                       ----------------------------------------------------
         representations and warranties, fraud and conversion. PRG seeks variou
         -----------------------------------------------------
         forms of relief, including, compensatory damages in excess of forty five million dollars ($45,000,000) and punitive damages.... We are aggressively pursuing our counterclaim against EquiMed and are confident in our ability to prevail (Emphasis added).

(The "June 17 Announcement").

         35. Having chosen to speak regarding the EquiMed relationship, the arbitration, PRG's counterclaim and its confidence regarding that claim, PRG had a continuing duty to disclose all material information regarding the EquiMed acquisition, the value of the practices acquired from EquiMed, the arbitration proceeding and PRG's counterclaim. When PRG made its counterclaims, and when it made the June 17 announcement, defendants well knew the underlying negative facts which told them that the practices which PRG had acquired from EquiMed were overvalued on PRG's books and would have to be written down. Yet the June 17 announcement made no mention whatsoever of these fact. Defendants knew no later than June



COMPLAINT-CLASS ACTION                                                   PAGE 14

17, 1997, that the assets acquired directly from EquiMed in November, 1996 were overvalued and that a writedown would be required. As of at least June 17, 1997, PRG was under an obligation to disclose to the investing market that PRG disputed the value of the assets it acquired in November 1996 and that it would be forced to make accounting adjustments to those values and allow for charges PRG would have to take in connection with that acquisition.

         36. On or about August 13, 1997, PRG filed its Form 10-Q for its second quarter ending June 30, 1997. That filing repeated the earlier statements to the effect that PRG had asserted a counterclaim against EquiMed for damages in excess of $45,000,000. However, in that 1O-Q as in the June 17 Announcement, defendants failed to disclose that PRG would be forced to make accounting adjustments to account for the fact that PRG would have to take charges in connection with its November 1996 purchase of practices from EquiMed.

         37. PRG's failure to disclose that it would be forced to take charges in connection with its November 1996 purchase of practices from EquiMed was a violation of the Company's stated accounting policies and procedures.

         38.     Footnote 1 to PRG's June 30, 1997, Form 10-Q stated:

         The interim consolidated financial statements ... included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. It is suggested that these financial
                                        ------------------------------------
         statements be read in conjunction with the financial statements and
         -------------------------------------------------------------------
         notes included in the Company's Annual Report on Form 10-K for the
         -------------------------------------------------------------------
         year ended December 31, 1996. In the opinion of management, the
         -----------------------------
         accompanying unaudited interim financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's results of operations and cash flows for the periods presented .... (Emphasis added).



COMPLAINT-CLASS ACTION                                                   PAGE 15

         39. Note 2 entitled "Summary Of Significant Accounting Policies" to the financial statements in the December 31, 1996, Form 10-K stated under the section entitled "Intangible Assets:"

         The Company reviews the carrying value of the long lived and goodwill
         ---------------------------------------------------------------------
         assets at least quarterly on a entity by entity basis to determine if
         ---------------------------------------------------------------------
         facts and circumstances exist which would suggest that the intangible
         ---------------------------------------------------------------------
         assets may be impaired or that the amortization period needs to be
         ----------------------
         modified.... If an impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible assets to their fair value. (Emphasis added).

Thus, defendants reaffirmed at June 30, 1997, that at least quarterly, they re-evaluate impairment. They did not, however disclose the then existing impairment in the carrying value of the practices purchased from EquiMed; impairment which Defendants knew, from the same facts supporting their counterclaim and offset against EquiMed, was necessary.

         40. The quoted policy in the previous paragraph is in conformity with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of."

         41. Under SFAS No. 121, PRG was required to review the carrying value of Long-Lived Assets under certain circumstances. Under PRG's internal accounting policies it was required to review the EquiMed assets "at least quarterly" and as such were in a position to know, and did know, or were severely reckless in not knowing, that the EquiMed assets were impaired as of the end of each Quarter of 1997 beginning, at the latest, with the quarter ended June 30, 1997. Defendants knew, certainly no later than June 1997, when PRG filed its counterclaim in the EquiMed arbitration, that EquiMed assets were impaired and not as represented. In order to assert and determine the amount of the counterclaim, PRG had to know and believe that the


COMPLAINT-CLASS ACTION                                                   PAGE 16
carrying values of the practices that were the subject of the counterclaim were substantially less than as represented. PRG failed to disclose that it believed that the carrying values of the practices were less than what EquiMed had represented them to be. In addition, under PRG's Accounting Policies, PRG "reviews the carrying values of the long-lived and goodwill assets at least quarterly...." If such review had been conducted in connection with the June 30,
1997, Form 10-Q, adjustments should have been made at that time and the charges taken in the third quarter of 1997 should have been taken at that time (June 30, 1997). Because the charges taken in the third quarter of 1997 should have been taken no later than the second quarter of 1997, PRG's second quarter financial statements were materially overstated by the amount of the charges taken in the third quarter with respect to the practices acquired from EquiMed.

         42. PRG did not disclose that PRG would have to take charges related to its EquiMed acquisition because if PRG had disclosed this information the market would have learned that PRG was not a rapidly growing company and therefore not a lucrative takeover candidate and individual defendant Moore's position with the Company would have been in jeopardy and the value of his substantial stock and stock options would decrease.

         43. In furtherance of their scheme to use PRG's growth through acquisition strategy to make the Company appear to be a lucrative takeover candidate, defendants issued a press release on September 4, 1997, stating that PRG had hired Goldman, Sachs & Co. and Smith Barney Inc. to study a possible sale of the Company. In response to this announcement, PRG's common stock rose rapidly in the weeks following the announcement.



COMPLAINT-CLASS ACTION                                                   PAGE 17

                            DISCLOSURE OF THE TRUTH

         44. On November 19, 1997, PRG announced, via the PR Newswire, that it would post a third quarter loss of $18.4 million, or 62 cents per share, compared with net income of $3.5 million or 13 cents a share a year earlier. The third quarter results also included pretax charges of $27.8 million from future practice closings and $4 million to establish reserves on accounts receivable. Without these charges the Company's operating income would have been $0.11 per share. Additionally, the Company announced the termination by PRG of its Chairman and Chief Executive officer defendant Moore.

         45. Also on November 19, 1997, PRG announced that it was not pursuing a sale or strategic merger and that PRG would not continue expanding through acquisitions.

         46. On or about November 19, 1997, and as reported in the November 20, 1997 edition of The Wall Street Journal, PRG admitted that the charges that
                    -----------------------
PRG was taking stemmed from practices it acquired from EquiMed, Inc. in November of 1996 and that EquiMed had overstated the value of the practices. Defendants obviously knew this when PRG filed its counterclaim against EquiMed in June, 1997. In its filings in the EquiMed arbitration, PRG claimed it was entitled to an offset with respect to monies owed to EquiMed. As such, defendants knew, no later than June 17, 1997 that EquiMed assets were overvalued and impaired, and that PRG would have to take a substantial related change against the value of those assets.

         47. PRG's belated disclosure that the assets it acquired from EquiMed in November, 1996 were overstated and impaired were clearly material. PRG's stock price fell by approximately 30% during the six trading days from November 13 to November 20. At the end of the class period, the stock was worth a little over half of its class period high.



COMPLAINT-CLASS ACTION                                                   PAGE 18

                                    COUNT I
                      AGAINST ALL DEFENDANTS FOR VIOLATION
                OF SECTION 10(b) OF THE 1934 ACT AND RULE 10b-5

         48. Plaintiff repeats and realleges each and every allegation contained in each of the foregoing paragraphs as if fully set forth in full herein.

         49.     This Count is asserted against defendants and is based upon
Section 10(b) of the Exchange Act, 15 U.S.C. Section 78j(b), and Rule 10b-5 promulgated thereunder by the SEC.

         50. During the Class Period, defendants, directly or indirectly, engaged in a common plan, scheme, and unlawful course of conduct pursuant to which they knowingly or recklessly engaged in acts, transactions, practices, and courses of business which operated as a fraud and deceit upon plaintiff and the other members of the Class, and made various deceptive and untrue statements of material facts and omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to plaintiff and the other members of the Class. The purpose and effect of said scheme, plan, and unlawful course of conduct was to induce plaintiff and the other members of the Class to purchase PRG common stock during the Class Period at artificially inflated prices.

         51. During the Class Period, defendants, pursuant to said scheme, plan, and unlawful course of conduct, knowingly and recklessly issued, caused to be issued, participated in the preparation and issuance of deceptive and materially false and misleading statements to the investing public which were contained in or omitted from various documents and other statements, as particularized above.

         52. Throughout the Class Period, defendants each knew the facts set forth herein and misrepresented them and omitted disclosing them, thereby deceiving plaintiff and the



COMPLAINT-CLASS ACTION                                                   PAGE 19
other members of the Class. In the alternative, defendants acted with reckless disregard for the truth when they failed to disclose or cause the disclosure of the true facts and information to plaintiff and the other members of the Class despite having the true information.

         53. As a result of the dissemination of the false and misleading statements set forth above, the market price of PRG common stock was artificially inflated during the Class Period. In ignorance of the false and misleading nature of the representations described above and the deceptive and manipulative devices and contrivances employed by said defendants, plaintiff and the other members of the Class relied to their detriment on the integrity of the market price of the stock in purchasing PRG common stock. Had plaintiff and the other members of the Class known of the materially adverse information misrepresented or not disclosed by defendants, they would not have purchased PRG common stock at all or at the artificially inflated prices that they did.

         54. As a result of the inflation of the prices of PRG common stock during the Class Period caused by defendants' material misrepresentations and omissions, plaintiff and the other members of the Class have suffered substantial damages as a result of the wrongs alleged.

         55. By reason of the foregoing, defendants, directly or indirectly, violated the 1934 Act and Rule 10b-5 promulgated thereunder in that they:

         (a)     employed devices, schemes, and artifices to defraud;

         (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and/or





COMPLAINT-CLASS ACTION                                                  PAGE 20

         (c) engaged in acts, practices, and courses of business which operated as a fraud and deceit and a scheme to defraud upon plaintiff and the other members of the Class in connection with their purchases of PRG common stock during the Class Period.

                                    COUNT II
                        AGAINST THE INDIVIDUAL DEFENDANT
                 FOR VIOLATION OF SECTION 20(a) OF THE 1934 ACT

         56. Plaintiff repeats and realleges each and every allegation contained in each of the paragraphs set forth above as if set forth fully herein.

         57. The individual defendant was and acted as controlling persons of PRG within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of his high-level position with the Company, participation in and/or awareness of the Company's operations and/or intimate knowledge of the Company's actual performance, the individual defendant had the power to influence and control and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements which plaintiff contends are false and misleading. The individual defendant was provided with or had unlimited access to copies of the Company's reports, press releases, public filings and other statements alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

         58. In addition, the individual defendant had direct involvement in the day-to-day operations of the Company and, therefore, is presumed to have had the power to control or

COMPLAINT-CLASS ACTION                                                  PAGE 21
influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same.

         59.     As set forth above, PRG and the individual defendant violated
Section 10(b) and Rule 10b-5 by their acts and omissions as alleged in this Complaint. By virtue of his controlling positions, the individual defendant is liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of defendants' wrongful conduct, plaintiff and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

                                  JURY DEMAND

Plaintiff demands a trial by jury on all issues.

         WHEREFORE, plaintiff, on his own behalf and on behalf of the Class, prays for judgment as follows:

         (1) declaring this action to be a proper class action and certifying plaintiff as the representative of the Class under Rule 23 of the Federal Rules of Civil Procedure;

         (2) awarding compensatory damages in favor of plaintiff and the other members of the Class against all defendants for the damages sustained as a result of the wrongdoing of defendants, together with interest thereon;

         (3) awarding plaintiff and the Class their costs and expenses incurred in this action, including reasonable allowance of fees for plaintiffs attorneys, and experts, and reimbursement of plaintiffs expenses; and

COMPLAINT-CLASS ACTION                                                  PAGE 22

         (4) granting such other and further relief as the Court may deem just and proper.


Dated:  December 18, 1997
        Dallas, Texas

                                                   KILGORE & KILGORE


                                                   By: /s/ ROGER F. CLAXTON
                                                      -----------------------
                                                      Roger F. Claxton
                                                      Bar Code No. 04329000
                                                      Robert J. Hill
                                                      Bar Card No.09652100
                                                   700 McKinney Place
                                                   3131 McKinney Avenue-LB-103
                                                   (214) 969-9099

Of Counsel:

FARUQI & FARUQI, LLP
Nadeem Faruqi
415 Madison Avenue
New York, New York 10017
(212) 986-1074

COMPLAINT-CLASS ACTION                                                  PAGE 23

                   CERTIFICATION OF PLAINTIFF HOWARD LONGMAN
                      PURSUANT TO FEDERAL SECURITIES LAWS

         HOWARD LONGMAN ("Plaintiff") declares, as to the claims asserted under the federal securities laws, that:

         1. Plaintiff has reviewed the complaint and authorized its filing.

         2. Plaintiff did not purchase the security that is the subject of this action at the direction of plaintiff's counsel or in order to participate in this private action.

         3. Plaintiff is willing to serve as a representative party on behalf of the class, including providing testimony at deposition and trial, if necessary.

         4. Plaintiff's transaction in the security that is the subject of this action during the Class Period is as follows:

Security                       Transaction                      Date
--------                       -----------                      ----
Common stock                   Purchased 1000 shares            09/12/97/97
                               at $10 1/2

         5. During the three years prior to the date of this Certificate, Plaintiff has sought to serve or served as a representative party for a class in the following actions filed under the federal securities laws: NONE.

         6. The Plaintiff will not accept any payment for serving as a representative party on behalf of the class beyond the Plaintiff's pro rata share of any recovery, except such reasonable costs and expenses (including lost wages) directly relating to the representation of the class as ordered or approved by the court.

         I declare under penalty of perjury that the foregoing is true and correct.

December 17, 1997
                                                       /s/ HOWARD LONGMAN
                                                       ------------------------
                                                       Howard Longman